As filed with the Securities and Exchange Commission on July 31, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SECURE COMPUTING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	52-1637226
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

55 Almaden Boulevard, Suite 500

San Jose, CA 95113

(Address of Principal Executive Offices, Including Zip Code)

2002 STOCK INCENTIVE PLAN OF SECURE COMPUTING CORPORATION

SECURE COMPUTING CORPORATION AMENDED AND RESTATED EMPLOYEE STOCK

PURCHASE PLAN

(Full Titles of the Plans)

Daniel P. Ryan

Chief Executive Officer and President

Secure Computing Corporation

55 Almaden Boulevard, Suite 500

San Jose, CA 95113

(Name and Address of Agent For Service)

(408) 979-6100

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Gary L. Tygesson, Esq.

Dorsey & Whitney, LLP

50 South Sixth Street, Suite 1500

Minneapolis, MN 55402

Telephone: (612) 340-8753

Facsimile: (612) 340-8738

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock $0.01, par value per share, issuable under the 2002 Stock Incentive Plan	1,500,000	$3.62	$5,430,000	$214
Common Stock $0.01, par value per share, issuable under the Amended and Restated Employee Stock Purchase Plan	1,000,000	$3.62	$3,620,000	$143
TOTAL	2,500,000		$9,050,000	$357

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, Common Stock offered hereby shall also be deemed to cover additional securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant’s Common Stock reported on the Nasdaq Global Select Market on July 29, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933, as amended. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission by the Registrant are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;

(c)	The Registrant’s Current Reports on Form 8-K filed on March 18, 2008, April 4, 2008, April 24, 2008, May 22, 2008, June 2, 2008, June 6, 2008, July 18, 2008, July 25, 2008 and July 31, 2008; and

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 27, 1995 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

None.

Item 6.	Indemnification of Directors and Officers

The Registrant’s Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant’s Bylaws provide that the Registrant will indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law. The Registrant has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of the State of Delaware. The indemnification agreements require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors’ and officers’ insurance, if available on reasonable terms. The Registrant believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, against expenses actually and reasonably incurred by him or her in connection with such action, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Item No.	Description of Exhibits
4.1	Restated Certificate of Incorporation, effective March 6, 1996, as amended by the Certificate of Amendment of Certificate of Incorporation effective December 11, 1998, is incorporated by reference to the corresponding exhibit to our Amended Quarterly Report on Form 10-Q/A for the period ended June 30, 2000.

4.2	Our By-Laws are incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-1 (Registration Number 33-97838).

4.3	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock is incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on August 19, 2005.

4.4	2002 Stock Incentive Plan of Secure Computing Corporation is incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed May 22, 2008.

4.5	Secure Computing Corporation Amended and Restated Employee Stock Purchase Plan.

5.1	Opinion of Dorsey & Whitney LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Dorsey & Whitney LLP (filed as part of Exhibit 5.1).

24.1	Power of Attorney (see signature page).

Item 9.	Undertakings

1. The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul, State of Minnesota, this 31st day of July, 2008.

SECURE COMPUTING CORPORATION

By:	/s/ Daniel P. Ryan
Daniel P. Ryan
Chief Executive Officer and President

Each person whose signature appears below constitutes and appoints Daniel P. Ryan, Timothy J. Steinkopf and Stephen K. Kozachok and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 relating to the 2002 Stock Incentive Plan of Secure Computing Corporation and the Secure Computing Corporation Amended and Restated Employee Stock Purchase Plan, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Daniel P. Ryan	Chief Executive Officer and President and Director	July 31, 2008
Daniel P. Ryan	(Principal Executive Officer)

/s/ Timothy J. Steinkopf Timothy J. Steinkopf	Senior Vice President of Operations and Chief Financial Officer (Principal Financial and Accounting Officer)	July 31, 2008

/s/ Richard L. Scott	Chairman	July 21, 2008
Richard L. Scott

/s/ Cary J. Davis	Director	July 21, 2008
Cary J. Davis

/s/ Robert J. Frankenberg	Director	July 21, 2008
Robert J. Frankenberg

/s/ Stephen M. Puricelli	Director	July 21, 2008
Stephen M. Puricelli

/s/ John McNulty	Director	July 21, 2008
John McNulty

/s/ Alexander Zakupowsky, Jr.	Director	July 21, 2008
Alexander Zakupowsky, Jr.

INDEX TO EXHIBITS

Item No.	Description of Exhibits
4.1	Restated Certificate of Incorporation, effective March 6, 1996, as amended by the Certificate of Amendment of Certificate of Incorporation effective December 11, 1998, is incorporated by reference to the corresponding exhibit to our Amended Quarterly Report on Form 10-Q/A for the period ended June 30, 2000.

4.2	Our By-Laws are incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-1 (Registration Number 33-97838).

4.3	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock is incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on August 19, 2005.

4.4	2002 Stock Incentive Plan of Secure Computing Corporation is incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed May 22, 2008.

4.5	Secure Computing Corporation Amended and Restated Employee Stock Purchase Plan.

5.1	Opinion of Dorsey & Whitney LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Dorsey & Whitney LLP (filed as part of Exhibit 5.1).

24.1	Power of Attorney (see signature page).